EXHIBIT 13

CERTIFICATION OF THE CEO AND CFO
PURSUANT TO SECTION 906 OF THE
SARBANES-OXLEY ACT OF 2002  (18 U.S.C. SECTION 1350)

In connection with the Annual Report on Form 20-F of Head N.V. (the “Company”) for the period ended December 31, 2007, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned certify that to the best of our knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 4, 2008

By: /s/Johan Eliasch

Johan Eliasch
Chairman of the Management Board and
Chief Executive Officer

Date: April 4, 2008

By: /s/Ralf Bernhart

Ralf Bernhart
Member of the Management Board and
Chief Financial Officer